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                                                                 Exhibit 99.2(a)

                             UM INVESTMENT TRUST II

                              AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST

     THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made this 19th day of July, 2004 by the Trustees hereunder and by the holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided, amending and restating the Agreement and Declaration of Trust dated April 14, 2004 (the "Original Declaration of Trust"):

     WITNESSETH that

     WHEREAS, this Trust has been formed to carry on the business of an investment company; and

     WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby amend and restate the Original Declaration of Trust to read in its entirety as follows and do hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                    ARTICLE I
                              NAME AND DEFINITIONS

NAME

     Section 1. This Trust shall be known as "UM Investment Trust II", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

DEFINITIONS

     Section 2. Whenever used herein, unless otherwise required by the context or specifically provided:

            (a) "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended or restated from time to time;

            (b) "Trustees" refers to the Trustees of the Trust elected in accordance with Article IV hereof;

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            (c)  "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Series or Class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each Series or Class of Shares shall be divided from time to time;

            (d)  "Shareholder" means a record owner of Shares;

            (e) "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

            (f) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "Majority Shareholder Vote" (the sixty-seven percent (67%) or fifty percent (50%) requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;

            (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

            (h) "By-Laws" shall mean the By-Laws of the Trust, as amended or restated from time to time;

            (i) "Series" or "Series of Shares" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios; and

            (j) "Class" or "Class of Shares" refers to the division of Shares representing any Series into two or more Classes as provided in Article III, Section 1 hereof.

                                   ARTICLE II
                                PURPOSE OF TRUST

     The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character (which may include shares or interests in other investment funds, whether or not registered under the 1940 Act) and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.

                                   ARTICLE III
                                     SHARES

DIVISION OF BENEFICIAL INTEREST

     Section 1. The Shares of the Trust shall be issued in one or more Series as the Trustees may, without Shareholder approval, authorize. Each Series shall be preferred over all other Series in respect of the assets specifically allocated to that Series within the meaning of the 1940

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Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each Series shall at all times be divided into Shares, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide the Shares of any Series into two or more Classes, Shares of each such Class having such par value and such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine or as shall be set forth in the By-Laws. The number of Shares authorized shall be unlimited. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interest in the Series or Class.

OWNERSHIP OF SHARES

     Section 2. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and Class and as to the number of Shares of each Series and Class held from time to time by each Shareholder.

INVESTMENT IN THE TRUST

     Section 3. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the By-Laws from time to time authorize.

     All consideration received by the Trust for the issue or sale of Shares of each Series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such Series.

NO PREEMPTIVE RIGHTS

     Section 4. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

DERIVATIVE CLAIMS

     Section 5. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or Class without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable injury to the

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Trust, Series or Class would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days after its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust of any Series or Class, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders.

DIRECT CLAIMS

     Section 6. No group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration or the 1940 Act (excepting rights of action permitted under section 36(b) of the 1940 Act), nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to an alleged injury, have the right to bring such an action, unless such group of Shareholders or such Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the group of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request within 45 days after its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or Series or Class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or not to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the group of Shareholders or Shareholder seeking authorization.

STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

     Section 7. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust or the By-Laws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the By-Laws. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but such representative shall be entitled only to the rights of said decedent under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided in this Declaration of Trust to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

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TRANSFER OF SHARES

     Section 8. Shares may not be assigned, transferred, pledged, mortgaged, hypothecated, sold or otherwise disposed of, encumbered or conveyed (collectively, a "Transfer"), except pursuant to a valid exemption from registration pursuant to the Securities Act of 1933, as amended, or the regulations thereunder (a "1933 Act Exemption"). Unless otherwise waived by the President of the Trust in his or her sole discretion, any Transfer shall be made only upon the receipt by the Trust of a written opinion of counsel for the Trust or of other counsel reasonably satisfactory to the Trust (which opinion shall be obtained at the expense of the transferor) that such Transfer will be made pursuant to a 1933 Act Exemption. A Shareholder who Transfers any Shares may be charged reasonable expenses, including without limitation attorneys' and accountants' fees, incurred by the Trust in connection with the Transfer.

                                   ARTICLE IV
                                  THE TRUSTEES

ELECTION, TENURE AND REMOVAL

     Section 1. The Trustees may fix the number of Trustees or fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law, including paragraphs (a) and (b) of Section 16 of the 1940 Act.

     No natural person shall serve as Trustee after the holders of record of not less than two-thirds of the outstanding Shares have declared that such Trustee be removed from that office either by declaration in writing filed with the Trust's custodian or by votes cast in person or by proxy at a meeting called for the purpose. The Trustees shall promptly call a meeting of Shareholders for the purpose of voting upon the question of removal of any Trustee when requested to do so in writing by the record holders of not less than ten percent (10%) of the outstanding Shares.

     Any Trustee may be removed from office by the Trustees at any time for "Cause" (as hereinafter defined) by written instrument, signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective. "Cause" for these purposes shall include, but not be limited to, failure to comply with such written policies as may from time to time be adopted by at least two-thirds of the Trustees with respect to the conduct of Trustees and attendance at meetings.

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     In addition, any Trustee who has been incapacitated with illness or injury, as determined by a majority of the other Trustees, may be removed from office by a written instrument signed by at least a majority of the remaining Trustees specifying the date when such removal shall become effective.

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

     Section 2. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

POWERS

     Section 3. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies, including vacancies caused by enlargement of their number and may remove Trustees in accordance with the terms and provisions of Section 1 of this
Article IV; they may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

     Without limiting the foregoing, the Trustees shall have power and authority:

            (a)  To invest and reinvest cash, and to hold cash uninvested;

            (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

            (c) To act as a distributor of shares and as underwriter of, or broker or dealer in, securities and other property;

            (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such

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     person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

            (e) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

            (f) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

            (g) To allocate assets, liabilities, income and expenses of the Trust to a particular Series of Shares or to apportion the same among two or more Series, provided that any liabilities or expenses incurred by a particular Series of Shares shall be payable solely out of the assets of that Series; and, to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Classes of Shares, to allocate assets, liabilities, income and expenses of a Series to a particular Class of Shares of that Series or to apportion the same among two or more Classes of Shares of that Series;

            (h) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

            (i) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

            (j) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

            (k) To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations or associations;

            (l)  To borrow funds or other property;

            (m) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

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            (n)  To purchase or otherwise acquire Shares, from time to time as provided in the By-Laws or as the Trustees shall otherwise deem appropriate;

            (o) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the Trust's business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring any or all of the Shareholders, Trustees, officers, employees, agents, investment advisers, subadvisers or managers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser, subadviser or manager, principal underwriter or independent contractor, whether or not the Trust would have the power to indemnify such person against such liability;

            (p) To pay pensions as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

            (q) To engage in any other lawful act or activity in which corporations organized under the Massachusetts Business Corporation Act, as amended from time to time, may engage.

     The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing to in no way limit the Trustees' powers and authority.

     The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken (A) by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another at the same time (participation by which means shall for all purposes constitute presence in person at a meeting), or (B) by written consents of a majority of the Trustees then in office (which written consents shall be filed with the records of the meetings of the Trustees and shall be treated for all purposes as a vote taken at a meeting of Trustees).

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PAYMENT OF EXPENSES BY TRUST AND BY SHAREHOLDERS

     Section 4. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, in connection with the management thereof, or in connection with the financing of the sale of Shares, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, any investment adviser, manager or sub-adviser, administrator, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with a particular Series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that Series and may, as the Trustees from time to time may determine, be allocated to a particular Class of Shares of a Series or apportioned among two or more Classes of Shares of a Series.

     The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust's administrator, custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

OWNERSHIP OF ASSETS OF THE TRUST

     Section 5. Title to all of the assets of each Series of Shares and of the Trust shall at all times be considered as vested in the Trustees.

ADVISORY, MANAGEMENT AND DISTRIBUTION

     Section 6. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, limited liability company, association or other organization (the "Manager"), every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may provide for one or more sub-advisers who shall perform all or part of the obligations of the Manager under such contract and may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, limited liability company, association or other organization, appointing it the exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other

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terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

     The fact that:

                    (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, member, trustee, employee, manager, adviser, subadviser, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

                    (ii) any corporation, trust, limited liability company,
                         association or other organization with which an advisory, subadvisory or management contract, principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory, subadvisory or management contract, principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS

     Section 1. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1 of this Declaration of Trust, PROVIDED, HOWEVER, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) with respect to any Manager or sub-adviser, to the extent required by the 1940 Act, (iii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 9 of this Declaration of Trust, (iv) with respect to certain matters to the extent and as provided in Article V, Section 6 of this Declaration of Trust, (v) with respect to any termination of this Trust to the extent and as provided in
Article IX, Section 6 of this Declaration of Trust (for the avoidance of any doubt, Shareholders shall have no separate right to

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vote with respect to the termination of the Trust if the Trustees exercise their right to terminate the Trust pursuant to Article IX, Section 6 of this Declaration of Trust, and Shareholders shall have no right to vote with respect to the termination of a Series or Class of Shares), and (vi) with respect to such additional matters relating to the Trust as may be required by law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the By-Laws, be voted in the aggregate as a single class without regard to Series or Classes of Shares, except that (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more Series or Classes of Shares materially differently, Shares shall be voted by individual Series or Class and
(2) when the matter affects only the interests of one or more Series or Classes, only Shareholders of such Series or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action permitted or required of the Shareholders by law, this Declaration of Trust or the By-Laws.

MEETINGS

     Section 2. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 of this Declaration of Trust and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice, postage prepaid, at least seven days before such meeting, at the Shareholder's address as it appears on the records of the Trust, or by facsimile or other electronic transmission, at least seven days before such meeting, to the telephone or facsimile number or e-mail or other electronic address most recently furnished to the Trust (or its agent) by the Shareholder. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

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QUORUM AND REQUIRED VOTE

     Section 3. Except when a larger quorum is required by law, by the By-Laws or by this Declaration of Trust, forty percent (40%) of the Shares entitled to vote shall constitute a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust or the By-Laws requires that holders of any Series or Class shall vote as a Series or Class, then forty percent (40%) of the aggregate number of Shares of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or this Declaration of Trust or the By-Laws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust or the By-Laws requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series or Class is concerned.

ACTION BY WRITTEN CONSENT

     Section 4. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or this Declaration of Trust or the By-Laws) or, as applicable, holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or Class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ADDITIONAL PROVISIONS

     Section 5. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

CONVERSION TO OPEN-END COMPANY

     Section 6. Notwithstanding any other provisions in this Declaration of Trust or the By-Laws, the conversion of the Trust or any Series of Shares from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act (as in effect on the date of this Declaration of Trust), together with any necessary amendments to this Declaration of Trust to permit such a conversion, shall require the affirmative vote or consent of at least seventy-five percent (75%) of each Series and Class of Shares outstanding and entitled to vote on the matter, unless a majority of the Trustees approve such conversion and related actions. In the event of such approval by the Trustees as referred to in the preceding sentence, the 1940 Act shall govern whether and to what extent a vote or consent of Shares shall be required to approve such conversion and related actions. Any affirmative vote or consent required under this Section 6 shall be in addition to the vote or consent of the Shareholders otherwise required by law or by any agreement between the Trust and any national securities exchange.

                                   ARTICLE VI
                          DISTRIBUTIONS AND REPURCHASES

DISTRIBUTIONS

     Section 1. The Trustees may each year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series out of the assets of such Series such amounts as the Trustees may determine. Any such distribution to the Shareholders of a particular Series shall be made to said Shareholders pro rata in proportion to the number of Shares of such Series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes of Shares of that Series, and any distribution to the Shareholders of a particular Class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class held by each of them. Such distributions shall be made in cash, Shares or other property, or a combination thereof, as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the By-Laws.

REPURCHASES

     Section 2. The Trust may purchase or repurchase Shares. Such purchase or repurchase of Shares may only be at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

REDEMPTIONS AT THE OPTION OF THE TRUST

     Section 3. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with the By-Laws: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular Series or Class of Shares equal to or in excess of a percentage of the outstanding Shares of that Series or Class determined from time to time by the Trustees; (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of a percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees; or (iv) when required by applicable law or the Trust's anti-money laundering program, if any, in effect from time to time.

                                   ARTICLE VII
              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

COMPENSATION

     Section 1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage or other services and payment for the same by the Trust.

LIMITATION OF LIABILITY

     Section 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, subadviser, or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII
                                 INDEMNIFICATION

TRUSTEES, OFFICERS, ETC.

     Section 1. The By-Laws may include provisions whereby the Trust may provide indemnity to its Trustees and officers, including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (each such Trustee, officer or person hereinafter referred to as a "Covered Person"), against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person. Any indemnity provided to Covered Persons by the By-Laws may, if the By-Laws so provide, be in addition to any other indemnity to which such persons may be entitled by law, contract or otherwise.

                                   ARTICLE IX
                                  MISCELLANEOUS

TRUSTEES, SHAREHOLDERS ETC. NOT PERSONALLY LIABLE; NOTICE

     Section 1. All persons extending credit to, contracting with or having any claim against the Trust or any Series or Class shall look only to the assets of the Trust, or, to the extent that the liability relates to assets of a particular Series or Class, only to the assets belonging to the relevant Series or attributable to the relevant Class, for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, as such, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officer or officers or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series or attributable to the Class for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.

SHAREHOLDERS

     Section 2. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series or Class and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series (or attributable to the Class) of which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

     Section 3. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any action taken or omitted in accordance with such advice or for failing to follow such advice. The Trustees as such shall not be required to give any bond as such nor any surety if a bond is required.

LIMITATION OF LIABILITY OF CERTAIN TRUSTEES

     Section 4. For the sake of clarification and without limiting any foregoing provision, the appointment, designation or identification of a Trustee as the chairperson of the Trustees, the lead or assistant lead independent Trustee, a member or chairperson of a committee of the Trustees, an expert on any topic or in any area (including audit committee financial expert) or having any other special appointment, designation or identification, shall not (a) impose on that person any obligation or liability that is greater than the obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee's rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or
(y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled.

LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES

     Section 5. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

DURATION AND TERMINATION OF TRUST

     Section 6. Unless terminated as provided herein, the Trust shall continue without limitation of time. Subject to the voting powers of one or more Classes or Series of Shares as set forth in this Declaration of Trust or the By-Laws, the Trust may be terminated at any time (i) by vote or consent of Shareholders holding at least seventy-five percent (75%) of the Shares entitled to vote or
(ii) by vote or consent of a majority of the Trustees upon written notice to the Shareholders. Any Series or Class of Shares may be terminated at any time by vote or consent of a majority of the Trustees upon written notice to the Shareholders of such Series or Class. For the avoidance of any doubt and notwithstanding anything to the contrary in this Declaration of Trust, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a Series or Class of Shares if the Trustees exercise their right to terminate the Trust or such Series or Class pursuant to this
Section 6. Upon termination of the Trust or of any one or more Series or Classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or Class as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the Series involved, ratably according to the number of Shares of such Series held by the several Shareholders of such Series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes of Shares of that Series, provided that any distribution to the Shareholders of a particular Class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class held by each of them. For these purposes, "ratably" and "pro rata" shall refer to the proceeds themselves and shall not prevent different Shareholders from receiving different forms of property.

FILING AND COPIES, REFERENCES, HEADINGS

     Section 7. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

APPLICABLE LAW

     Section 8. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

AMENDMENTS

     Section 9. Except to the extent that this Declaration of Trust, the By-Laws or applicable law may require a higher vote or the separate vote of one or more Classes or Series of Shares, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by a vote of Shareholders holding a majority of the Shares entitled to vote, except that an amendment which in the determination of the Trustees shall affect the holders of one or more Series or Classes of Shares but not the holders of all outstanding Series and Classes shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each Series and Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Amendments having the purpose of (i) changing the name of the Trust, (ii) establishing, changing or eliminating the par value of any Shares, (iii) supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein, or (iv) adding, eliminating or modifying any provision based on any applicable change since the date hereof in any requirement under (a) any federal or state statute or any rule, regulation or interpretation thereof or thereunder or (b) any rule, regulation, interpretation or guideline of any federal or state agency or the staff thereof, including without limitation, requirements set forth in the 1940 Act (and interpretations thereof), shall not require authorization by vote of any Shareholders.

     IN WITNESS WHEREOF, the undersigned Trustees do set their hands hereunto as of the day and year first above written.


                                           /s/ William J. Armstrong
                                         ---------------------------------
                                         William J. Armstrong


                                           /s/ Roland R. Eppley, Jr.
                                         ---------------------------------
                                         Roland R. Eppley, Jr.


                                           /s/ Matthew Goldstein
                                         ---------------------------------
                                         Matthew Goldstein


                                           /s/ Ann Maynard Gray
                                         ---------------------------------
                                         Ann Maynard Gray


                                           /s/ Matthew Healey
                                         ---------------------------------
                                         Matthew Healey


                                           /s/ Robert J. Higgins
                                         ---------------------------------
                                         Robert J. Higgins


                                           /s/ William G. Morton, Jr.
                                         ---------------------------------
                                         William G. Morton, Jr.


                                           /s/ Fergus Reid, III
                                         ---------------------------------
                                         Fergus Reid, III


                                           /s/ James J. Schonbachler
                                         ---------------------------------
                                         James J. Schonbachler


                                           /s/ Leonard M. Spalding, Jr.
                                         ---------------------------------
                                         Leonard M. Spalding, Jr.


Amended and Restated Declaration of Trust

                             UM INVESTMENT TRUST II

Address of Trustees:  c/o J.P. Morgan Investment Management Inc.
                      522 Fifth Avenue
                      New York, NY  10036

Trust Address:        c/o J.P. Morgan Investment Management Inc.
                      522 Fifth Avenue
                      New York, NY  10036

Registered Agent:     BISYS Group, Inc.
                      100 Summer Street, Suite 1500
                      Boston, Massachusetts 02111